EXHIBIT 10.2

TRANSFER RESTRICTION AGREEMENT

OF DORCHESTER MINERALS MANAGEMENT GP LLC

AND DORCHESTER MINERALS MANAGEMENT LP

February 1, 2003

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TABLE OF CONTENTS

(CONTINUED)

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TRANSFER RESTRICTION AGREEMENT

OF DORCHESTER MINERALS MANAGEMENT GP LLC

AND DORCHESTER MINERALS MANAGEMENT LP

This Transfer Restriction Agreement (the “Agreement”) effective as of 12:02 a.m. February 1, 2003 (the “Effective Date”), is entered into by and among Dorchester Minerals Management LP, a Delaware limited partnership (the “Partnership”), Dorchester Minerals Management GP LLC, a Delaware limited liability company (the “Company”), SAM Partners, Ltd., a Texas limited partnership (“SAM”), Vaughn Petroleum, Ltd., a Texas limited partnership (“Vaughn”), Smith Allen Oil & Gas, Inc., a Texas corporation (“SAOG”), P.A. Peak Limited Partnership, a Texas limited partnership (“Peak LP”) and Yelar Partners L.L.P., a Delaware limited liability partnership (“Yelar”). Each of SAM, Vaughn, SAOG, Peak LP and Yelar is a “Holder “ and, collectively, they are sometimes referred to as the “Holders.”

W I T N E S S E T H

WHEREAS, the Holders are the members of the Company and the limited partners of the Partnership of which the Company is the general partner;

WHEREAS, the Amended and Restated Limited Liability Company Agreement of Dorchester Minerals Management GP LLC (the “LLC Agreement”) and the Amended and Restated Limited Partnership Agreement of Dorchester Minerals Management LP (“Limited Partnership Agreement”), each of which has been executed and delivered by the Holders contemporaneously with this Agreement, each contemplates that the Holders, in their capacities as members of the Company and limited partners of the Partnership, will become parties to this Agreement providing for certain restrictions upon the transfer of, and certain rights to purchase and obligations to sell, ownership interests held by the Holders in the Company and limited partnership interests held by the Holders in the Partnership;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree upon the terms and conditions set forth herein:

I. DEFINITIONS

Section 1.1. Definitions. The following terms shall have the following meanings when used in this Agreement:

“AAA” means the American Arbitration Association and the office thereof located in Dallas, Texas.

“Acceptance Notice” shall mean a notice by a Remaining Holder to a Selling Holder that the Remaining Holder is exercising its right to purchase Ownership Interests of the Selling Holder pursuant to Article IV or Article V, as applicable.

“Affiliate” shall mean, with respect to any Person, (i) any other Person or Group of Persons beneficially owning eighty percent (80%) or more of the outstanding equity ownership interests of such Person, (ii) any other Person eighty percent (80%) or more of the outstanding equity ownership interests of which are beneficially owned by such Person or (iii) any other Person eighty percent (80%) or more of the outstanding equity ownership interests of which are beneficially owned by a third Person or Group of Persons who beneficially own eighty percent (80%) or more of the outstanding voting securities of such Person.

“Affiliate Transfer” shall have the meaning set forth in Section 3.1 of the Agreement.

“Agreement” shall mean this Transfer Restriction Agreement.

“Beneficially own,” “beneficially owned” and “beneficial ownership” shall mean voting power which includes the power to vote, or to direct the voting of, a security and investment power, which includes the power to dispose or to direct the disposition of, a security.

“Business Day” shall mean any day other than Saturday or Sunday or any other day upon which banks in Dallas, Texas are permitted or required by law to close.

“Company” shall have the meaning set forth in the Preamble to this Agreement.

“Company Ownership Interest” shall mean the member interest in the Company held by a Holder.

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Electing Participant” shall have the meaning set forth in Section 6.3 of this Agreement.

“Electing Purchasers” shall mean the Remaining Holders who elect to participate in the purchase of a Selling Holder’s Ownership Interest pursuant to Article IV or Article V, as applicable.

“Familial Transfer” shall have the meaning set forth in Section 3.2 of this Agreement.

“Family Members” shall mean as to any individual only such individual’s spouse, son(s), daughter(s), grandchildren, mother, father, aunt(s), uncle(s), niece(s) or nephew(s) and shall include any Person so related by adoption if adopted before age eighteen (18).

“Group of Persons” shall mean not more than five (5) Persons.

“Holder” or “Holders” shall mean SAM, Vaughn, SAOG, Peak LP, Yelar and any assignee of all or any part of their respective interests in the Company or the Partnership.

“Holder Consent” shall mean (i) as to a proposed transfer to another Holder, approval by both (A) Partners owning a majority of the Partnership Ownership Interest (measured by Partnership Ownership Percentage) and (B) Members owning a majority of the Company Ownership Interest (measured by Company Ownership Percentage) and (ii) as to a proposed transfer to a Person other than another Holder, approval by both (A) Partners owning a majority of the Partnership Ownership Interest (measured by Partnership Ownership Percentage) owned by Partners not involved in the proposed transfer and (B) Members owning a majority of the Company Ownership Interest (measured by Company Ownership Percentage) owned by Members not involved in the proposed transfer. Holder Consent may be given or withheld in the sole discretion of the Members and Partners.

“LLC Agreement” shall have the meaning set forth in the Preamble to this Agreement.

“Limited Partnership Agreement” shall have the meaning set forth in the Preamble to this Agreement.

“Majority Seller” shall have the meaning set forth in Section 6.1 hereof.

“Member” or “Members” shall mean SAM, Vaughn, SAOG, Peak LP, Yelar and any assignee of all or any part of their respective interests in the Company who is admitted to the Company as a Member in conformity with the provisions of the LLC Agreement.

“Offered Interest” shall mean a Selling Holder’s Ownership Interest that is subject to purchase under Article IV or Article V, as applicable.

“Option Period” shall mean the sixty (60) day period specified in Section 4.3 or Section 5.3, as applicable.

“Ownership Interests” of a Holder shall mean, collectively, the Partnership Ownership Interest and the Company Ownership Interest held by such Holder.

“Partner” or “Partners” shall mean SAM, Vaughn, SAOG, Peak LP, Yelar and any assignee of all or any part of their respective interests in the Partnership who is admitted to the Partnership as a Partner in conformity with the provisions of the Limited Partnership Agreement.

“Partnership” shall have the meaning set forth in the Preamble to this Agreement.

“Partnership Ownership Interest” shall mean the limited partnership interest in the Partnership held by a Holder.

“Partnership Ownership Percentage” shall mean the percentage of the limited partnership interest in the Partnership held by a Holder and shall mean 20.5% for Vaughn, 20.5% for SAM, 20.0% for SAOG, 19.5% for Peak LP and 19.5% for Yelar, until adjusted in accordance with the Limited Partnership Agreement.

“Person” shall mean an individual person, partnership, limited partnership, limited liability company, trust, corporation or other entity or organization.

“Pro Rata Portion” shall mean a portion of an Offered Interest represented by a fraction, the numerator of which is the Proportionate Share of the purchasing Holder and the denominator of which is the total of the Proportionate Shares of all the purchasing Holders.

“Proportionate Share” shall mean the “Ownership Percentage” (as determined in accordance with the LLC Agreement) of a Holder divided by the total “Ownership Percentage” (as determined in accordance with the LLC Agreement) of all Holders.

“Purchase Event” shall have the meaning set forth in Section 5.1 hereof.

“Purchase Event Notice” shall have the meaning set forth in Section 5.2 hereof.

“Remaining Holders” shall mean all Holders other than the Selling Holder or, in the case of Article VI, other than the Holder or Holders comprising the Majority Seller.

“RFR Notice” shall have the meaning set forth in Section 4.2 hereof.

“Selling Holder” shall mean a Holder whose Ownership Interest is the subject of a sale under Article IV or a purchase option under Article V.

“Selling Party” shall have the meaning set forth in Section 6.3 hereof.

“Subject Interest” shall have the meaning set forth in Section 6.2 hereof.

“Take Along Notice” shall have the meaning set forth in Section 6.2 hereof.

“Take Along Option Period” shall have the meaning set forth in Section 6.3 hereof.

“Third Appraiser” shall have the meaning set forth in Section 5.9 hereof.

II. RESTRICTIONS ON TRANSFER

Section 2.1. General Restriction on Transfer. Except as expressly provided to the contrary in this Agreement, no Holder may assign, sell or otherwise transfer by operation of law or otherwise, any of its right, title or interest or any portion thereof of such Holder’s Ownership Interest unless such Holder shall first obtain Holder Consent and comply with the requirements of Article IV hereof. Any purported or attempted assignment, sale or transfer of all or any part of a Holder’s Ownership Interest made in violation of this Agreement shall be null and void.

Section 2.2. No Separate Transfers of Company Ownership and Partnership Ownership Interests. The provisions of this Section 2.2 shall apply to all assignments, sales or other transfer of Ownership Interests, whether or not permitted under any other provision of this Agreement. It is the intent of the parties hereto that assignments, sales and other transfers of Company Ownership Interests and Partnership Ownership Interests be made only as a unit so that the ownership of the Company Ownership Interests and the Partnership Ownership Interests are held in the same relative proportions by the Holders or other owners thereof. Accordingly, no Holder may assign, sell or otherwise transfer all or any portion of a Company Ownership Interest or a Partnership Ownership Interest to any Person, including, without limitation, pursuant to an assignment, sale or other transfer permitted under other provisions of this Agreement, unless the Holder also simultaneously assigns, sells or transfers to the same Person the same relative portion of his respective Partnership Ownership Interest or Company Ownership Interest.

Section 2.3. Securities Laws Restrictions. Notwithstanding any other provision of this Agreement, no transfer of an Ownership Interest may be made if the transfer would violate any federal or state securities laws. The Company or the Partnership may require evidence satisfactory to it in its reasonable discretion of compliance with such laws.

Section 2.4. Continuation of Restrictions After Transfer. In the event of any permitted transfer of an Ownership Interest pursuant to this Agreement, the interest so transferred shall remain subject to all terms and provisions of this Agreement, including this Section 2.4, and the transferee shall be deemed, by accepting the interest so transferred, to have assumed all the liabilities and unperformed obligations, under this Agreement or otherwise, which are appurtenant to the interest so transferred; shall hold such interest subject to all unperformed obligations of the transferor Holder; and shall agree in writing to the foregoing if requested by the Company or any Holder.

III. PERMITTED TRANSFERS

Section 3.1. Permitted Affiliate Transfers. Notwithstanding Section 2.1 hereof, but subject to Sections 2.2 and 2.3 and Article V hereof, without the consent of the other Holders and without compliance with Articles IV or VI, any Holder may transfer any or all of its Ownership Interest to:

(i) any Affiliate of such Holder; or

(ii) any liquidating trust or other trust if a Person or Group of Persons who beneficially own all of the equity ownership interests in the Holder are collectively the beneficiaries of eighty percent (80%) or more of the assets of such trust.

A transfer permitted under this Section 3.1 is referred to herein as an “Affiliate Transfer”.

Section 3.2. Permitted Familial Transfers. Notwithstanding Section 2.1 hereof, but subject to Sections 2.2 and 2.3 and Article V hereof, without the consent of the other Holders and without compliance with Articles IV or VI, any Holder may transfer any or all of its Ownership Interest to:

(i) any Family Member of such Holder or of a Person who is the beneficial owner of a majority of the equity ownership interests of such Holder;

(ii) any partnership, limited partnership, limited liability company, corporation or other entity or organization eighty percent (80%) or more of the equity ownership interests of which are beneficially owned, collectively, by one or more Family Member(s) of such Holder or of a Person who is the beneficial owner of a majority of the equity ownership interests of such Holder; or

(iii) any trust, if one or more Family Members of such Holder or of a Person who is the beneficial owner of a majority of the equity ownership interests in such Holder are collectively the beneficiaries of eighty percent (80%) or more of the assets of such trust.

The provisions of this Section 3.2 shall not be applicable to transfers that are also subject to Section 5.1(x) hereof. A transfer permitted under this Section 3.2 is referred to herein as a “Familial Transfer”.

Section 3.3. Pledges and Security Interests. Notwithstanding Section 2.1 hereof, but subject to Sections 2.2, 2.3 and Article V hereof, without the consent of the other Holders and without compliance with Articles IV and VI, any Holder may pledge or grant a security interest in its Ownership Interest to a bank or other lending institution to secure an obligation for borrowed money created in a bona fide financing transaction (a “Pledge”) provided that the pledgee or holder of the security interest shall agree in writing, for the benefit of the other Holders, (i) that the Ownership Interest that is the subject of such pledge or security interest is subject to this Agreement, (ii) to give each Member not less than sixty (60) days prior written notice of any proposed foreclosure, sale, taking or other disposition of any Ownership Interest pursuant to, as a result of or in connection with such Pledge, and (iii) that the rights of the Members under Article V hereof, including, without limitation, Sections 5.1(xii) and 5.11 thereof, shall apply to any such proposed foreclosure, sale, taking or other disposition and to the Ownership Interest subject to such Pledge.

IV. PERMITTED SALES SUBJECT TO RIGHT OF FIRST REFUSAL

Section 4.1. Sale of Ownership Interests. If the Selling Holder desires to effect a Sale, as hereinafter defined, of all or a part of its Ownership Interest to any Person other than pursuant to Sections 3.1 or 3.2 hereof, then, in addition to obtaining Holder Consent pursuant to Section 2.1, the Selling Holder shall comply with the provisions of this Article IV. For purposes of this Agreement, the term “Sale” shall mean any transfer for value of any Ownership Interests, directly or indirectly, including, without limitation, any such transfer pursuant to a transaction, or a series of related transactions, as a consequence of which any Ownership Interests are assigned or transferred to an Affiliate of the transferor of such Ownership Interests, which Affiliate simultaneously or subsequently engages in any business combination with a Person which is not an Affiliate of the original transferor of such Ownership Interest. No Selling Holder shall be permitted to make any Sale pursuant to the provisions of this Article IV prior to December 31, 2010.

Section 4.2. Notice of Sale. The Selling Holder must give written notice (the “RFR Notice”) to all Remaining Holders of the specific terms and provisions of the proposed sale, including therewith copies of all relevant documents and other information pertaining to the proposed transaction.

Section 4.3. Right of First Refusal. The delivery of the RFR Notice shall automatically grant to the Remaining Holders an option to purchase the Ownership Interest or portion thereof being offered for sale (an “Offered Interest”) on the same terms and provisions specified therein for a period of ninety (90) days from the date of the RFR Notice (an “Option Period”).

Section 4.4. Exercise of Option. The Remaining Holders shall give written notice to the Selling Holder prior to the expiration of the Option Period (an “Acceptance Notice”), if they desire to exercise their option to purchase the Offered Interest.

Section 4.5. Allocation of Interest Among Remaining Holders. The Acceptance Notice shall specify the portion of the Offered Interest that each Remaining Holder who elects to participate (an “Electing Purchaser”) in the purchase desires to purchase. The Electing Purchasers, collectively, may not purchase less than all of the Offered Interest. If the Electing Purchasers cannot agree upon the portion of the Offered Interest that each shall purchase, each Electing Purchaser may send a separate Acceptance Notice agreeing to purchase its Pro Rata Portion of the Offered Interest. In that case, each Electing Purchaser shall be entitled to purchase its Pro Rata Portion of the Company Ownership Interest and Partnership Ownership Interest comprising the Offered Interest.

Section 4.6. Closing of Sale. The closing of the sale of the Offered Interest to the Electing Purchasers shall take place at the principal place of business of the Company ten (10) days after the end of the Option Period (or, if such day is not a Business Day, the following Business Day), or at such other place and time as agreed to by the Selling Holder and the Electing Purchasers.

Section 4.7. Failure to Exercise Option. Subject to Section 2.5 hereof, if the right of first refusal option under this Article IV is not exercised within the Option Period as to all of the Offered Interest, or if the Electing Purchasers default on their obligation to purchase all of the Offered Interest, the Selling Holder may sell or transfer all but not less than all of the Offered Interest within ten (10) days thereafter to the prospective purchaser named in the RFR Notice at a price and on terms no more favorable to such purchaser than described in the RFR Notice, during which time such transfer shall be considered a permitted transfer hereunder and the prospective purchaser a permitted transferee hereunder. The Selling Holder shall not otherwise sell or transfer the Offered Interest to any Person without again complying with the terms of this Agreement.

V. PURCHASE OPTIONS

Section 5.1. Purchase Events. In the event that any of the following (each a “Purchase Event”) shall have occurred to or in respect of a Selling Holder, the Remaining Holders shall have the right upon the terms set forth in this Article V to purchase the entire Ownership Interest of the Selling Holder (or, in the case of a Purchase Event pursuant to Section 5.1(x) below, such portion of the Selling Holder’s Ownership Interest as is assigned, sold, or otherwise transferred as described in Section 5.1(x)):

(i) the Selling Holder shall make an assignment for the benefit of creditors, commence (as the debtor) a case in bankruptcy, or commence (as the debtor) any proceeding under any other insolvency law; or

(ii) a case in bankruptcy or any other proceeding under any other insolvency law is commenced against the Selling Holder (as the debtor) and is consented to by the Selling Holder or remains undismissed for sixty (60) days, or the Selling Holder consents to or admits the material allegations against it in any such case or proceeding; or

(iii) a trustee, receiver, agent, liquidator or sequestrator (however named) is appointed with respect to the Selling Holder (as the debtor) and is consented to by the Selling Holder or remains undismissed for sixty (60) days, or the Selling Holder consents to or admits the material allegations against it in any such case or proceeding; or

(iv) a trustee, receiver, agent, liquidator or sequestrator (however named) is appointed or authorized to take charge of all or substantially all of the property of the Selling Holder for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors and such appointment or authorization is consented to by the Selling Holder or is not overturned within ninety (90) days; or

(v) the Selling Holder shall suffer any writ of attachment or execution or any similar process to be issued or levied against the interests of the Selling Holder in the Ownership Interest which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or

(vi) the Selling Holder shall fail to perform any of its obligations under this Agreement in a material respect and such failure continues for a period of at least thirty (30) days after written notice thereof from the Company, the Partnership or any Holder; or

(vii) any attempted assignment or hypothecation by the Selling Holder of any of its rights or interest in the Company, the LLC Agreement, the Partnership, the Limited Partnership Agreement or this Agreement, except as expressly permitted by this Agreement; or

(viii) the Selling Holder shall commence to dissolve or wind-up and liquidate the assets of its business otherwise than in connection with a transfer permitted under Section 3.1 or 3.2; or

(ix) the Selling Holder shall become deceased or be declared legally incompetent to administer his affairs and either an executor, administrator or guardian of such Selling Holder’s estate has not been appointed within ninety (90) days of such event or such Selling Holder’s interest is not transferred pursuant to a Familial Transfer within one (1) year of such event; or

(x) as a result of a divorce, separation or other domestic relations or family law proceeding an order is entered purporting to assign, transfer or divide ownership of, or to require the Selling Holder to assign, sell or otherwise transfer, all or any interest in Selling Holder’s Ownership Interest, and either such order is not overturned within ninety (90) days or Selling Holder has not otherwise obtained sole ownership of the Ownership Interest within such period; or

(xi) the Selling Holder or any Affiliate thereof, by entry of a final judgment, order or decree of a court or governmental agency having proper jurisdiction, shall be declared guilty of a felony involving moral turpitude, fraud or wrongdoing in connection with any business activity.

(xii) any Person to whom a pledge or security interest has been granted pursuant to Section 3.3 hereof gives notice of any proposed foreclosure, sale, taking or other disposition of any Ownership Interest of the Selling Holder or otherwise initiates, or attempts to initiate, any exercise of rights of foreclosure, sale, taking or other disposition with respect to any Ownership Interest of the Selling Holder.

Section 5.2. Notice of Sale. As soon as reasonably practicable following the occurrence of a Purchase Event, the Selling Holder shall give written notice (the “Purchase Event Notice”) of the Purchase Event to all Remaining Holders. If the Selling Holder shall fail or refuse to give the Purchase Event Notice, the Company may, but shall have no obligation to, give the Purchase Event Notice.

Section 5.3. Purchase Option. During the sixty (60) day period following receipt of the Purchase Event Notice, the Remaining Holders may elect to exercise their right to purchase the Selling Holder’s Ownership Interest (an “Offered Interest”) under this Section 5.3 (an “Option Period”). Then upon the expiration of the Option Period such right to purchase the Selling Holder’s Ownership Interest hereunder shall terminate, unless and until another Purchase Event shall occur with respect to the Selling Holder at which time the provisions of this Article V shall again be applicable to such Selling Holder’s Ownership Interest.

Section 5.4. Exercise of Purchase Option. The Remaining Holders shall give written notice to the Selling Holder prior to the expiration of the Option Period (an “Acceptance Notice”), if they desire to exercise their option to purchase the Offered Interest.

Section 5.5. Allocation of Interest Among Remaining Holders. The Acceptance Notice shall specify the portion of the Offered Interest that each Remaining Holders who elects to participate (an “Electing Purchaser”) in the purchase shall purchase. The Electing Purchasers, collectively, may not purchase less than all of the Offered Interest. If the Electing Purchasers cannot agree upon the portion of the Offered Interest that each shall purchase, each Electing Purchasers may send a separate Acceptance Notice agreeing to purchase its Pro Rata Portion of the Offered Interest. In that case, each Electing Purchaser shall be entitled to purchase its Pro Rata Portion of the Company Ownership Interest and Partnership Ownership Interest comprising the Offered Interest.

Section 5.6. Closing of Sale. The closing of the sale of the Offered Interest to the Electing Purchasers shall take place at the principal place of business of the Company thirty (30) days after the end of (i) the Option Period (or, if such day is not a Business Day, the following Business Day), or (ii) such longer period as may be required to complete the appraisal under Section 5.9, or at such other place and time as agreed to by the Selling Holder and the Electing Purchaser.

Section 5.7. Failure to Exercise Option. If the purchase option under this Article V is not exercised within the Option Period as to all of the Offered Interest, or if the Electing

Purchasers default on their obligation to purchase all of the Offered Interest, the Selling Holder shall not otherwise sell or transfer any of the Offered Interest to any Person without again complying with the terms of this Agreement.

Section 5.8. Purchase Price. The amount of the purchase price for the Selling Holder’s Ownership Interest (unless agreed upon by the Selling Holder and the Remaining Holders electing to participate in the purchase) shall be determined in accordance with Section 5.9 hereof.

Section 5.9. Procedure for Appraisal and Determination of Fair Market Value. Unless the Electing Purchasers and Selling Holder shall mutually agree upon the value for the Offered Interest, the value of the Offered Interest shall be determined by appraisal hereunder. The appraised value of the Offered Interest shall be determined within thirty (30) days after selection, by a single independent appraiser selected by agreement between the Electing Purchasers and Selling Holder (or its estate or representative) and such appraiser in turn may rely on other experts. If the Electing Purchasers and Selling Holder (or its estate or representative) cannot agree on a single independent appraiser within thirty (30) days after the delivery of the Acceptance Notice by the Electing Purchasers to the Selling Holder, then the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative) shall each designate an independent appraiser, which appraisers shall meet within ten (10) days after their designation and proceed to determine the value of the Offered Interest within thirty (30) days of such initial meeting. If, during such thirty (30) day period, the two appraisers cannot reach agreement on the value of the Offered Interest, then, if the higher appraisal does not equal or exceed 105% of the lower appraisal, the arithmetic average of the appraisals designated by the appraisers shall be deemed to be the value of the Offered Interest; provided, however, that if the higher appraisal exceeds 105% of the lower appraisal, then the appraisers shall jointly appoint a third appraiser (the “Third Appraiser”) within ten (10) days after the expiration of such thirty (30) day period, whereupon the appraisal that is neither the highest nor the lowest of the three (3) appraisals shall be deemed to be the value of the Offered Interest and be binding and conclusive on the parties hereto. If any appraiser shall fail, refuse or become unable to act, a new appraiser shall be appointed in his place following the same method as was originally followed with respect to the appraiser to be replaced. If a single independent appraiser is selected by agreement between the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative), the fees and expenses of such appraiser shall be borne equally by such parties; if the Electing Purchasers, as a group, and the Selling Holder (or its estate or representative) each designate appraisers, the fees and expenses of each such designated appraiser shall be borne by the party designating same; and if a Third Appraiser is designated, the fees and expenses of such Third Appraiser shall be borne equally by the Electing Purchasers and the Selling Holder (or its estate or representative). Any appraiser designated to serve in accordance with this Section 5.9 shall be independent of the party designating such appraiser. The determination of the value of the Offered Interest hereunder shall be conclusive on all parties. At any time during or following the determination of the value of the Offered Interest by any appraiser, the Electing Purchasers may elect to terminate their exercise of the option to purchase the Offered Interest, but in that case, the Electing Purchasers shall pay the fees and expenses of the appraiser selected by the Selling Holder and Third Appraiser, as well as its own appraiser.

Section 5.10. Effect on Seller’s Interest. Without limiting the generality of any other provision of this Agreement, upon the sale of the Offered Interest under this Article V, the

Selling Holder, without further action, will have no rights in the Partnership or the Company or against the Partnership or the Company or any Member or Partner other than the right to receive payment for the Offered Interest in accordance with this Article.

Section 5.11. Applicability to Transferees. The rights of the Remaining Holders under this Article V shall not be affected or diminished by any assignment, sale or transfer of an Ownership Interest effected in connection with any Purchase Event or any order purporting to effect or to require any such assignment, sale or transfer, and any such Ownership Interest shall remain subject to the provisions of this Agreement irrespective of any such assignment, sale or transfer, whether or not completed, and the assignee, purchaser or transferee shall take subject to the provisions of this Agreement and shall be bound thereby to the same extent as the Selling Holder.

VI. TAKE ALONG RIGHT

Section 6.1. Transactions Covered. In the event that one or more Holders who collectively hold a majority of the Ownership Interests (“Majority Seller”) propose to transfer all or any part of its or their Ownership Interests constituting majority of all the Ownership Interests in a single transaction or a series of related transactions to any Person other than pursuant to an Affiliate Transfer, a Familial Transfer or a Pledge, then such Holder or Holders shall first comply with this Article VI in addition to compliance with Article IV hereof.

Section 6.2. Notice. The Majority Seller shall give written notice (the “Take Along Notice”) to each Remaining Holder, contemporaneously with the RFR Notice under Section 4.2 and, to the extent not specified therein, identifying that portion of the Majority Seller’s Ownership Interest which it desires to transfer (the “Subject Interest”), the intended method of the transfer, the price the Majority Seller desires to receive for the Subject Interest, the proposed transfer date, and all other pertinent terms thereof, including, if known, the identity of any proposed buyer or buyers of the Subject Interest.

Section 6.3. Election to Participate. Any Remaining Holder may elect to participate in the contemplated transfer by delivering a written notice to the Majority Seller, within sixty (60) days (the “Take-Along Option Period”) after receipt of the Take Along Notice, specifying that portion of the Remaining Holder’s Ownership Interest (which may be all of such Ownership Interest) which such Remaining Holder elects to sell. Each such Remaining Holder who so elects (an “Electing Participant”) shall have the right to transfer in the contemplated transaction, at the same price and on the same terms, all or any portion of its Ownership Interest, except as limited in the following sentence. If the Electing Participants and the Majority Seller (singularly, a “Selling Party”, and collectively, the “Selling Parties”) in the aggregate elect to sell a larger portion of the Ownership Interest than the proposed buyer or buyers wish to purchase, then each Selling Party shall be entitled to sell to such buyer or buyers that percentage of its Ownership Interest which is equal to the percentage of the Ownership Interest to be so purchased by such buyer or buyers from all the Selling Parties multiplied by a fraction the numerator of which is the percentage of the Ownership Interest such Selling Party has specified in its notice under the first sentence of this Section that it elects to sell (without reference to the limitation imposed by this sentence) and the denominator of which is the aggregate percentage of the Ownership Interests all of such Selling Parties elect to sell (without reference to the limitation imposed by this sentence).

Section 6.4. Title. The Ownership Interest proposed to be transferred by each Majority Seller and Electing Participant shall be transferred free and clear of all liens, claims and encumbrances of any kind (other than those imposed by federal and state securities laws, this Agreement, the LLC Agreement or the Limited Partnership Agreement).

VII. OTHER PROVISIONS APPLICABLE TO TRANSFERS

Section 7.1. Waiver of Rights to Object. All Holders acknowledge that the methods provided for in this Agreement for determining the price of an Offered Interest, a Subject Interest or an Ownership Interest are fair as to dates used, notices, terms and in all other respects, and are administratively and in substance superior to other methods. Each Holder waives any right that it may have to use any other method to determine the value of any Offered Interest, a Subject Interest or an Ownership Interest in connection with this Agreement.

VIII. NOTICES

Section 8.1. Methods of Giving Notice. Whenever any notice is required to be given to any Holder under the provisions of any applicable law or this Agreement, it shall be given in writing and delivered personally or delivered by facsimile communication to such Holder at such address (and at such member facsimile) as appears on the books of the Company, and such notice shall be deemed to be given at the time the recipient actually receives the notice in the case of personal delivery or the sender receives electronic confirmation of delivery with respect to any notice given by facsimile communication.

Section 8.2. Waiver of Notice. Whenever any notice is required to be given to any Holder under the provisions of any applicable law or this Agreement, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

IX. MISCELLANEOUS

Section 9.1. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

Section 9.2. Address and Notice. The address of each Holder for all purposes shall be as follows:

If to Vaughn:

3738 Oak Lawn Ave., Suite 101

Dallas, Texas 75219

Attention: Benny D. Duncan

Telecopy No.: (214) 522-7433

With copies to:

Joe Dannenmaier

Thompson & Knight L.L.P.

1700 Pacific Avenue, Suite 3300

Dallas, Texas 75201

Telecopy No.: (214) 969-1751

If to SAM:

3738 Oak Lawn Ave., Suite 300

Dallas, Texas 75219

Attention: H. C. Allen, Jr.

Telecopy No.: (214) 559-0301

With copies to:

Joe Dannenmaier

Thompson & Knight L.L.P.

1700 Pacific Avenue, Suite 3300

Dallas, Texas 75201

Telecopy No.: (214) 969-1751

If to SAOG:

3738 Oak Lawn Ave., Suite 300

Dallas, Texas 75219

Attention: William Casey McManemin

Telecopy No.: (214) 559-0301

With copies to:

Joe Dannenmaier

Thompson & Knight L.L.P.

1700 Pacific Avenue, Suite 3300

Dallas, Texas 75201

Telecopy No.: (214) 969-1751

If to Peak LP:

1919 S. Shiloh Rd.

Suite 600 – LB48

Garland, Texas 75042

Attention: Preston A. Peak

Telecopy No.: (972) 864-9095

With copies to:

Bryan E. Bishop

LOCKE LIDDELL & SAPP LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201-6776

Telecopy No.: (214) 740-8800

If to Yelar:

1919 S. Shiloh Rd.

Suite 600 – LB48

Garland, Texas 75042

Attention: James E. Raley

Telecopy No.: (972) 864-9095

With copies to:

Bryan E. Bishop

LOCKE LIDDELL & SAPP LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201-6776

Telecopy No.: (214) 740-8800

or such other address or addresses of which any Holders shall have given the other Holders notice. Any notice shall be in accordance with Section 8.1.

Section 9.3. Further Assurances. Each Holder hereby covenants and agrees to execute and deliver such instruments as may be reasonably requested by any other Holder to convey any interest or to take any other action required or permitted under this Agreement.

Section 9.4. Titles and Captions. All article, section, or subsection titles or captions contained in this Agreement or the table of contents hereof are for convenience only and shall not be deemed part of the context of this Agreement.

Section 9.5. Number and Gender of Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section 9.6. Entire Agreement. This Agreement, together with the LLC Agreement and the Limited Partnership Agreement, contains the entire understanding between and among the Holders and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement.

Section 9.7. Amendment. This Agreement may be amended or modified only by a written document executed by all the Holders.

Section 9.8. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the Holders.

Section 9.9. Waiver. No failure by any Holder to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any Holder by the issuance of written notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Holder. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term, and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 9.10. Remedies. The rights and remedies of the Holders set forth in this Agreement shall not be mutually exclusive or exclusive of any right, power or privilege provided by law or in equity or otherwise and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof or of any legal, equitable or other right. Each of the Holders confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, or shall limit or affect any rights at law or by statute or otherwise of any Holder aggrieved as against another Holder for a breach or threatened breach of any provision hereof, it being the intention of this section to make clear the agreement of the Holder that the respective rights and obligations of the Holders hereunder shall be enforceable in equity as well as at law or otherwise.

Section 9.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

Section 9.12. DISPUTE RESOLUTION.

(a) NEGOTIATION. THE PARTIES SHALL ATTEMPT TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION, BREACH, OR VALIDITY OF THIS AGREEMENT, PROMPTLY BY GOOD FAITH NEGOTIATION AMONG EXECUTIVES WHO HAVE AUTHORITY TO RESOLVE THE CONTROVERSY. ANY PARTY MAY GIVE THE OTHER PARTIES WRITTEN NOTICE OF ANY DISPUTE NOT RESOLVED IN THE NORMAL COURSE OF BUSINESS. WITHIN 10 DAYS AFTER DELIVERY OF THE NOTICE, THE RECEIVING PARTY SHALL SUBMIT TO THE OTHERS A WRITTEN RESPONSE. THE NOTICE AND THE RESPONSE SHALL INCLUDE (A) A STATEMENT OF THE PARTIES’ CONCERNS AND PERSPECTIVES ON THE ISSUES IN DISPUTE, (B) A SUMMARY OF SUPPORTING FACTS AND CIRCUMSTANCES AND (C) THE IDENTITY OF THE EXECUTIVE WHO WILL REPRESENT THAT PARTY AND OF ANY OTHER PERSON WHO WILL ACCOMPANY THE EXECUTIVE. WITHIN 15 DAYS AFTER DELIVERY OF THE ORIGINAL NOTICE, THE EXECUTIVES OF THE PARTIES SHALL MEET AT A MUTUALLY ACCEPTABLE TIME AND PLACE, AND THEREAFTER AS OFTEN AS THEY REASONABLY DEEM NECESSARY, TO ATTEMPT TO RESOLVE THE DISPUTE. ALL NEGOTIATIONS PURSUANT TO THIS CLAUSE AND CLAUSE (B) BELOW ARE CONFIDENTIAL AND SHALL BE TREATED AS COMPROMISE AND SETTLEMENT NEGOTIATIONS FOR PURPOSES OF APPLICABLE RULES OF EVIDENCE.

(b) MEDIATION. IF A DISPUTE HAS NOT BEEN RESOLVED BY DISCUSSION BETWEEN OR AMONG THE PARTIES WITHIN 20 DAYS OF THE DISPUTING PARTNERS’ NOTICE, ANY PARTY MAY BY NOTICE TO THE

OTHER PARTIES WITH WHOM SUCH DISPUTE EXISTS REQUIRE MEDIATION OF THE DISPUTE, WHICH NOTICE SHALL IDENTIFY THE NAMES OF NO FEWER THAN THREE (3) POTENTIAL MEDIATORS. EACH PARTY AMONG WHOM THE DISPUTE EXISTS WILL IN GOOD FAITH ATTEMPT TO AGREE UPON A MEDIATOR AND AGREES TO PARTICIPATE IN MEDIATION OF THE DISPUTE IN GOOD FAITH. IF THE PARTIES ARE UNABLE TO AGREE UPON A MEDIATOR WITHIN FIFTEEN (15) DAYS AFTER SUCH NOTICE, THE PARTIES AGREE TO PROCEED TO MEDIATION UNDER THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT ON THE DATE OF THIS AGREEMENT. IF SUCH DISPUTE SHALL NOT HAVE BEEN RESOLVED BY MEDIATION WITHIN THE TIME PERIOD SPECIFIED N SUBSECTION (C) BELOW, ARBITRATION MAY BE INITIATED PURSUANT TO SUBSECTION (C) BELOW. ALL EXPENSES OF THE MEDIATOR SHALL BE EQUALLY SHARED BY THE PARTIES AMONG WHOM THE DISPUTE EXISTS.

(c) BINDING ARBITRATION.

(i) ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION, OR VALIDITY OF THE AGREEMENT WHICH HAS NOT BEEN RESOLVED BY MEDIATION WITHIN 30 DAYS OF THE INITIATION OF SUCH PROCEDURE, OR WHICH HAS NOT BEEN RESOLVED PRIOR TO THE TERMINATION OF MEDIATION, SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) IN EFFECT ON THE DATE OF THIS AGREEMENT. IF A PARTY TO A DISPUTE FAILS TO PARTICIPATE IN MEDIATION, THE OTHERS MAY INITIATE ARBITRATION BEFORE EXPIRATION OF THE ABOVE PERIOD. IF THE AMOUNT OF THE CLAIM ASSERTED BY ANY PARTY IN THE ARBITRATION EXCEEDS $1,000,000, THE PARTNERS AGREE THAT THE AMERICAN ARBITRATION ASSOCIATION OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES WILL BE APPLIED TO THE DISPUTE.

(ii) THE AAA SHALL SUGGEST A PANEL OF ARBITRATORS, EACH OF WHOM SHALL BE KNOWLEDGEABLE WITH RESPECT TO THE SUBJECT MATTER OF THE DISPUTE. ARBITRATION SHALL BE BEFORE A SOLE ARBITRATOR IF THE DISPUTING PARTNERS AGREE ON THE SELECTION OF A SOLE ARBITRATOR. IF NOT, ARBITRATION SHALL BE BEFORE THREE INDEPENDENT AND IMPARTIAL ARBITRATORS, ALL OF WHOM SHALL BE APPOINTED BY THE AAA IN ACCORDANCE WITH ITS RULES.

(iii) THE PLACE OF ARBITRATION SHALL BE DALLAS, TEXAS.

(iv) THE ARBITRATOR(S) ARE NOT EMPOWERED TO AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES.

(v) THE AWARD RENDERED BY THE ARBITRATORS SHALL BE IN WRITING AND SHALL INCLUDE A STATEMENT OF THE FACTUAL BASES AND THE LEGAL CONCLUSIONS RELIED UPON BY THE ARBITRATORS IN MAKING SUCH AWARD. THE ARBITRATORS SHALL DECIDE THE DISPUTE IN COMPLIANCE WITH THE APPLICABLE SUBSTANTIVE LAW AND CONSISTENT WITH THE PROVISIONS OF THE AGREEMENT, INCLUDING LIMITS ON DAMAGES. THE AWARD RENDERED BY THE ARBITRATOR(S) SHALL BE FINAL AND BINDING, AND JUDGMENT UPON THE AWARD MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.

(vi) ALL MATTERS RELATING TO THE ENFORCEABILITY OF THIS ARBITRATION AGREEMENT AND ANY AWARD RENDERED PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. § 1-16. THE ARBITRATOR(S) SHALL APPLY THE SUBSTANTIVE LAW OF THE STATE OF DELAWARE, EXCLUSIVE OF ANY CONFLICT OF LAW RULES.

(vii) EACH PARTNER IS REQUIRED TO CONTINUE TO PERFORM ITS OBLIGATIONS UNDER THIS CONTRACT PENDING FINAL RESOLUTION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS CONTRACT, UNLESS TO DO SO WOULD BE IMPOSSIBLE OR IMPRACTICABLE UNDER THE CIRCUMSTANCES.

(viii) NOTHING IN THIS SECTION 9.12 SHALL LIMIT THE PARTNERS’ RIGHTS TO OBTAIN PROVISIONAL, ANCILLARY OR EQUITABLE RELIEF FROM A COURT OF COMPETENT JURISDICTION.

(d) EXPENSES. EACH PARTY SHALL PAY ITS OWN EXPENSES OF ARBITRATION AND THE EXPENSES OF THE ARBITRATORS SHALL BE EQUALLY SHARED; PROVIDED, HOWEVER, IF IN THE OPINION OF THE ARBITRATORS ANY CLAIM BY EITHER PARTY HEREUNDER OR ANY DEFENSE OR OBJECTION THERETO BY THE OTHER PARTY WAS UNREASONABLE AND NOT MADE IN GOOD FAITH, THE ARBITRATORS MAY ASSESS, AS PART OF THE AWARD, ALL OR ANY PART OF THE ARBITRATION EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) OF THE OTHER PARTY AND OF THE ARBITRATORS AGAINST THE PARTY RAISING SUCH UNREASONABLE CLAIM, DEFENSE, OR OBJECTION. NOTHING HEREIN SET FORTH SHALL PREVENT THE PARTIES FROM SETTLING ANY DISPUTE BY MUTUAL AGREEMENT AT ANY TIME.

Section 9.13. WAIVER. EACH HOLDER WAIVES ANY RIGHT THAT THE HOLDER MAY HAVE TO COMMENCE ANY ACTION IN ANY COURT WITH RESPECT TO ANY DISPUTE AMONG THE HOLDERS RELATING TO OR ARISING UNDER THIS

AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF ANY HOLDER HEREUNDER, OTHER THAN AN ACTION BROUGHT TO ENFORCE THE ARBITRATION PROVISIONS OF SECTION 9.12 HEREOF. THE HOLDERS AGREE THAT ANY SUCH ACTION SHALL BE BROUGHT (AND VENUE FOR ANY SUCH ACTION SHALL BE APPROPRIATE) IN DALLAS, TEXAS.

Section 9.14. U.S. Dollars. Any reference in this Agreement to “dollars,” “funds” or “sums” or any amounts denoted with a “$” shall be references to United States dollars.

[Following are the signature pages.]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement effective as of 12:02 a.m. on the 1st day of February, 2003.

The Company

DORCHESTER MINERALS MANAGEMENT GP LLC,
a Delaware limited liability company

By:	/s/ WILLIAM CASEY MCMANEMIN
Name: /s/ William Casey McManemin Title: Chief Executive Officer

The Partnership

DORCHESTER MINERALS MANAGEMENT LP,
a Delaware limited partnership

By:	DORCHESTER MINERALS MANAGEMENT GP LLC, its general partner

	By:	/S/ WILLIAM CASEY MCMANEMIN
Name: William Casey McManemin Title: Chief Executive Officer

The Holders

SAM PARTNERS, LTD.

By:	Sam Partners Management, Inc., its general partner

	By:	/S/ H.C. ALLEN, JR.
H. C. Allen, Jr., Secretary

VAUGHN PETROLEUM, LTD.

By:	VPL (GP), LLC, its general partner

	By:	/S/ ROBERT C. VAUGHN
Name: Robert C. Vaughn Title: Manager

SMITH ALLEN OIL & GAS, INC.

By:	/S/ WILLIAM CASEY MCMANEMIN
William Casey McManemin, Vice President

PRESTON A. PEAK LIMITED PARTNERSHIP

By:	Peak GP LLC, its General Partner

	By:	/S/ PRESTON A. PEAK
Preston A. Peak, Manager

YELAR PARTNERS, L.L.P.

By:	YELAR LLC, its General Partner

	By:	/S/ JAMES E. RALEY
James E. Raley, Manager